UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2007

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) (1) On July 26, 2007, Online Resources Corporation and its wholly-owned subsidiary, ITS Acquisition Sub, LLC, entered into an Agreement and Plan of Merger ("Merger Agreement") with Internet Transaction Solutions, Inc. ("ITS") pursuant to which ITS will merge into the subsidiary.

(2) Under the Merger Agreement, the holders of outstanding equity interests of ITS, inclusive of options, will receive $45,000,000, as adjusted in accordance with the Merger Agreement, in cash and shares of Online Resources Corporation common stock. The shares of common stock for these purposes will be valued at their volume weighted average price for the 10 trading days ended July 24, 2007. It is anticipated that at least 50% of the merger consideration will comprise shares of common stock. Following the merger, the shares issued will be registered for resale although the right to sell will be limited for some of ITS’ stockholders for six-months after the consummation of the merger with ITS. Approximately $3,600,000 of the cash paid in the merger will be escrowed in order to indemnify Online Resources from losses for which indemnification has been provided under the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 - Agreement and Plan of Merger among Online Resouces Corporation, ITS Acquisition Sub, LLC and Internet Transaction Solutions, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

August 1, 2007	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President and Cheif Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Agreement and Plan of Merger among Online Resouces Corporation, ITS Acquisition Sub, LLC and Internet Transaction Solutions, Inc.